EXHIBIT 10.1 -- Employment Agreement with Michael L. Douglas


                                    AGREEMENT


         AGREEMENT, effective as of May 20,1998, between Community Bank Shares of Indiana, Inc., an Indiana corporation (the "Corporation" or the "Employer"), and Michael L. Douglas (the "Executive").

                                   WITNESSETH

         WHEREAS, in order to induce the Executive to continue to serve as the President and Chief Executive Officer of the Corporation, the Employer and the Executive desire to enter into this Agreement to specify the terms of the Executive's employment;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Average Annual Compensation. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employer or any subsidiary thereof during the most recent three taxable years preceding the Date of Termination, as reflected in the annual W-2 Wage and Tax Statement provided to the Executive.

         (b) Base  Salary.  "Base  Salary"  shall have the  meaning set forth in
Section 3(a) hereof.

         (c) Cause. Termination of the Executive's employment for "Cause'9 shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

         (d) Change in Control of the Corporation. (A) "Change in Control of the Corporation" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; and (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(e)      Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

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

         (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (g) Disability. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long4erm disability plan maintained by the Employer or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (h) IRS. IRS shall mean the Internal Revenue Service.

         (i) Notice of Termination. Any purported termination of the Executive's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination,. which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11 hereof.

         (j) Retirement. Termination by the Employer of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer's retirement policies, including early retirement, generally applicable to their salaried employees.

         2.   Term of Employment.

         (a) The Employer hereby employs the Executive as President and Chief Executive Officer and Executive hereby accepts said employment and agrees to render such services to the Employer on the terms and conditions set forth in this Agreement. The initial term of employment under this Agreement shall be for three years, commencing on the date of this Agreement and shall extend each year for an additional year on the date that is six months prior to the expiration date for the remaining term of this Agreement unless either party shall notify the other of its intention to stop such extensions. If the Board of Directors or the Executive elects not to extend the term, it shall give written notice of such decision to the other party not less than thirty (30) days prior to any such annual extension date. If any party gives timely notice that the term will not be extended as of any annual extension date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.


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

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Employer as may be consistent with his titles and from time to time assigned to him by the Employer's Board of Directors.

         3.  Compensation and Benefits.

         (a) The employer shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $150,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Employer. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Employer.

         (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employer, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Employer. The Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employer. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof. Notwithstanding the foregoing, nothing contained in this Agreement shall require the Executive to participate in any tax qualified or non-qualified benefit plan of the Employer.

         (c) During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors of the Employer.

         (d) During the term of this Agreement and continuing after the expiration of its term, the Employer shall provide continued participation in the Corporation's group health insurance plan for the Executive and his spouse, at no cost to the Executive or his spouse, until such time as each shall qualify for coverage under Medicare (Subchapter XVIII, Health Insurance for Aged and Disabled of the Federal Social Security Act) or a successor program or system, if any; provided, however, the Employer shall have no obligation to continue to provide such benefit if the Executive is terminated for Cause as defined in
Section 1(c) hereof. In the event that the Executive's and/or his spouse's participation in such health insurance plan is prohibited by the terms of such plan or by the Employer for legal or other bona fide reasons, or during such period the plan is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive and his spouse with benefits substantially similar to those which the Executive and his spouse would have received under the plan or the Corporation shall pay, or reimburse the Executive, for the cost of the premiums necessary to obtain comparable coverage under a similar plan for the remainder of such period.


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

         4. Expenses. The Employer shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employer, including, but not by way of limitation, and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employer. If such expenses are paid in the first instance by Executive, the Employer shall reimburse the Executive therefor.

         5.  Termination.

         (a) The Employer shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) In the event that (i) Executive's employment is terminated by the Employer for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) Executive terminates his employment hereunder other than following a Change in Control of the Corporation or a material breach of this Agreement by the Employer which has not been cured in accordance with the terms of this Agreement, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination except as provided for pursuant to Section 3(d) hereof.

         (c) In the event that Executive's employment is terminated by the Employer for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Employer which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employer, and as of Executive's Date of Termination no Change in Control of the Corporation has occurred, no written agreement which contemplates a Change in Control of the Corporation and which still is in effect has been entered into by the Employer and no discussions and/or negotiations are being conducted which relate to the same, then the Employer shall, subject to the provisions of
Section 6 hereof, if applicable:

                  (A) pay to the Executive, in equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to the Base Salary which the Executive would have earned over the remaining term of this Agreement as of his Date of Termination, and

                  (B) maintain and provide for a period ending at the earlier of
                  (i) the expiration of the remaining term of the Executive's employment which remained immediately prior to the Executive's Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this


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

                  subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident and disability plans in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is prohibited by the terms of the plan or by the Employer for legal or other bona fide reasons, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced for all employees, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive would have received had his employment continued throughout such period to the extent such benefits can be provided at a commercially reasonable cost. In the event such benefits cannot be provided at a commercially reasonable cost, the Employer shall pay the Executive that portion of the premiums or other costs of such plans allocable to the Executive in the year prior to the Date of Termination for the period set forth in this subparagraph
                  (B). In no event, however, shall these benefits terminate or reduce the benefits that the Executive is entitled to pursuant to Section 3(d) hereof. Nothing provided for in this subparagraph (B) shall be construed as to provide for continued participation by the Executive in any stock option or restricted stock plan or any cash incentive or bonus plan of the Employer.

         6. Change in Control of the Corporation. In the event of a Change in Control of the Corporation, then the Employer shall, subject to the provisions of Section 7 hereof, if applicable:

                  (A) immediately pay to the Executive, in a single lump sum payment, a cash amount equal to three (3) times the Executive's Average Annual Compensation as of the date of the Change in Control of the Corporation, minus one dollar, and

                  (B) maintain and provide for a period ending at the earlier of(i) the expiration of thirty-six (36) months from the date a Change in Control of the Corporation has occurred or (ii) the date of the Executive's full-time employment by another employer provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident and disability plans in which the Executive was entitled to participate immediately prior to the date of the occurrence of the Change in Control of the Corporation, provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is prohibited by the terms of the plan or by the Employer for legal or other bona fide reasons, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced for all employees, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive would have received had his employment continued throughout such period to the extent such benefits can be provided at a commercially
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

                  reasonable cost. In the event such benefits cannot be provided at a commercially reasonable cost, the Employer shall pay the Executive that portion of the premiums or other costs of such plans allocable to the Executive in the year prior to the Date of Termination for the period set forth in this subparagraph
                  (B). In no event, however, shall these benefits terminate or reduce the benefits that the Executive is entitled to pursuant to Section 3(d) hereof. Nothing provided for in this subparagraph (B) shall be construed as to provide for continued participation by the Executive in any stock option or restricted stock plan or any cash incentive or bonus plan of the Employer.

         7. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Employer, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 6 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 6 being non-deductible to the Employer pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 6 shall be based upon the opinion of independent tax counsel selected by the Employers' independent public accountants and paid by the Employer. Such counsel shall be reasonably acceptable to the Employer and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Employer and/or the Executive do not agree with the opinion of such counsel, (i) the Employer shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 5, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being non-deductible to the Employer and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employer may request, and Executive shall have the right to demand that the Employer request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 6 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employer, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Employer and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 7, or a reduction in the payments and benefits specified in Section 6 below zero.

         8.       Mitigation; Covenant Not To Compete; Exclusivity of Benefits.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.
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

         (b) The Executive hereby agrees that, following the termination of his employment under this Agreement for any reason, other than following a Change in Control of the Corporation, he will not, for a period of time equal to what would have been the then remaining term of this Agreement absent his termination of employment, directly or indirectly and in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 5% in a company with publicly traded equity securities), (i) own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business located within 50 miles of any of the branch offices of the Corporation's subsidiary banks that are in existence during the term of this Agreement and prior to a Change in Control of the Corporation that competes with any business of the Employer; (ii) interfere with, solicit on behalf of another or attempt to entice away from the Employer any project, loan, arrangement, agreement, financing or customer of the Employer or any contract, agreement or arrangement that the Employer is actively negotiating with any other party, or any prospective business opportunity that the Employer has identified; or (iii) for himself or another, hire, attempt to hire, or assist in or facilitate in any way the hiring of any employee of the Employer.

         (c) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

         9. Withholding. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

         10. Assignability. The Employer may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:



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

          To the Employer:                C. Thomas Young
                                          Chairman of the Board of Directors
                                          Community Bank Shares of Indiana, Inc.
                                          202 East Spring Street
                                          New Albany, Indiana 47150

          To the Executive:               Michael L. Douglas
                                          4108 Sylvan Drive
                                          Floyds Knob, Indiana 47119

         12. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Indiana.

         14. Nature of Obligations. Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         15. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument

         18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section l8~) of the Federal Deposit Insurance Act (12 U.S.C. ss.1828(k)) and any regulations promulgated thereunder.



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         IN WITNESS WHEREOF, this Agreement has been executed on March 16th,
1999 and is effective as of May 20, 1998.

Attest:                                 Community Bank Shares
                                         of Indiana, Inc.



/s/ M. Diane Murphy                      By:  /s/ C. Thomas Young
--------------------------                    -------------------------
M. Diane Murphy, Secretary                    C. Thomas Young, Chairman

                                         By:  /s/ Michael L. Douglas
                                              -------------------------
                                              Michael L. Douglas